Exhibit 99.1

Ispire Technology Inc. Reports Financial Results for the Fiscal Full Year 2023

Revenue from cannabis vaping products was up 100.4% to $40 Million.

Revenue from tobacco vaping products was up 10.9% to $75.6 Million.

Overall Revenue Increased 31.2% to $115.6 Million

Issues Fiscal Year 2024 Outlook for Cannabis Vaping Products, Representing a Potential Growth between 100% and 125%, Outlook for Tobacco Vaping Products, Representing a Potential Growth between 25% and 40%

Fourth Quarter 2023 Non-GAAP Net Profit of $0.5 Million, as compared to $1.9 Million Net loss of in Fourth Quarter 2022

Fourth Quarter 2023 Net Loss of $1.6 million as compared to $2.2 Million Net Loss for Fourth Quarter 2022

Los Angeles, Calif. September 18, 2023 – Ispire Technology Inc. (“Ispire” or “the Company”) (NASDAQ: ISPR), a leader in vapor technology, providing high-quality, innovative products with first-class performance, announced today financial results for the fiscal year 2023, which ended on June 30, 2023, and filed its annual report on Form 10-K on September 18, 2023.

“The fiscal year 2023 marked a significant milestone for Ispire, with a 100.4% and 10.9% surge in cannabis and tobacco vaping products revenues, respectively from Fiscal year 2022. Overall revenue Increased 31.2%. This growth was predominantly driven by the doubling of the revenues from our cannabis vaping products in the United States and a rise in sales of tobacco vaping products in Europe. Central to this success is our multi-pronged strategy: expanding our e-cigarette vaporizer technology sales and innovating our cannabis vaporizer offerings for both medical and recreational sectors. Our commitment to delivering industry-leading products has positioned Ispire at the forefront, cultivating a reputation for innovation and reliability. The recent introduction of the Ispire ONETM technology in July 2023 further exemplifies our commitment to innovation and sets industry standards, particularly around consumer safety and operational efficiency. As part of our ongoing improvements, our California operations are set to launch our first fully automated assembly system by the end of December 2023. Furthermore, we’re actively exploring Southeast Asia as a potential hub for future manufacturing operations, aiming to further optimize our production capabilities. Through these measures, we are not just driving growth but reinforcing our leadership in the industry,” said Michael Wang, the Co-Chief Executive Officer of Ispire.

Daniel Machock, the Chief Financial Officer of Ispire, added, “The fiscal year 2023 showcased a significant 100.4% and 10.9% surge in cannabis and tobacco vaping products revenues respectively, representing a record $40.0 million as compared to $20.0 million of cannabis vaping products revenue for the same period in 2022, and a record $75.6 million, as compared to $68.1 million of tobacco vaping products for the same period in 2022, underscoring the positive impact of our refined business strategy. Additionally, our gross profit jumped by 58.4% due to the deeper discount offered during fiscal year 2022, a favorable product mix, and the realization of economies of scale on higher sales volume in fiscal year 2023. While we navigate a momentary loss amidst our ongoing expansion, we remain confident that our focus on a multi-prong strategy will serve as a catalyst for sustained business development and financial growth. As we forge ahead into the fiscal year 2024, we remain committed to technological advancements, agile adaptation to market shifts, and delivering unwavering shareholder value. As such, we forecast continued growth in our cannabis products revenue, projecting a potential increase between 100% and 125% and continued growth in our tobacco vaping products revenue, projecting a potential increase between 25% and 40% in the fiscal year 2024.”

Fiscal Year 2023 Highlights

●	Revenue increased 31.2% to $115.6 million as compared to $88.1 million in the same period of 2022. Tobacco vaping products contributed $75.6 million and cannabis vaping products contributed $40.0 million to revenue during the fiscal year 2023;

●	Gross profit increased 58.4% to $21.1 million as compared to $13.3 million in the same period of 2022;

●	Gross margin increased to 18.2% as compared to 15.1% in the same period of 2022.

●	Total operating expenses increased 79.4% to $25.6 million as compared to $14.3 million in the same period of 2022; and

●	Net loss of $6.1 million as compared to net loss of $1.9 million in the same period of 2022.

Liquidity and Capital Resources

As of June 30, 2023, Ispire had cash and cash equivalents of $40.3 million and working capital of $28.8 million.

The Company believes that its current cash and cash flows provided by operating activities, and the net proceeds from the initial public offering will be sufficient to meet its working capital needs in the next 12 months.

Restatement

In September 2023, the Company identified certain errors related to the recording of intellectual property rights transferred to the Company by a controlling party. The Company determined that the intangible assets were incorrectly recorded in the unaudited financial statements, and that the unaudited financial statements had to be restated to record the acquired intangible assets at the transferor’s book value, which was nil, rather than $74,259,915, which represents an independent third party evaluation of the assets. As a result of the restatement, the Company’s net loss for the nine months ended March 31, 2023 decreased from $6,057,776, or $0.12 per share (basic and diluted), to $4,512,513, or $0.09 per share (basic and diluted), its net loss for the three months ended March 31, 2023 decreased from $3,106,855, or $0.06 per share, to $2,334,223, or $0.05 per share (basic and diluted), and its stockholders’ equity at March 31, 2023 declined from $79,953,608 to $7,238,957.

Non-GAAP Fourth Quarter Net Income/loss

	FY2023	FY2022

NET (LOSS)/INCOME for Q1-Q3	(4,512,513)	288,124

NET LOSS for Q4	(1,586,090)	(2,162,277)

Add Income tax	175,304	-
Add IPO related expenses that not used to offset proceeds	47,216	226,205
Add Allowance for doubtful accounts	1,103,058	-
Add HK patent legal expense	498,446	-
Add US patent legal fee	238,152	-

NON-GAAP NET INCOME/LOSS – Q4	476,086	(1,936,072)

The Company believes that the non-GAAP financial information is important to an understanding of the Company business because the add-backs include one-time legal expenses that related to the Company’s acquisition of intellectual property rights from a control party, expenses relating to the Company’s initial public offering that were expensed and not treated as a cost of the offering, taxes and the allowance for doubtful accounts. Because Ispire does not have sufficient experience to establish a policy for establishing a reserve for doubtful accounts, at June 30, 2023 it established a reserve based on the age of the outstanding receivables. Although the Company believes that a significant percentage of these accounts receivable will be collected, and that this allowance is non-recurring; it is possible that a significant percentage of the reserved accounts will be not collected. Accordingly, non-GAAP information relating to the allowance for doubtful account should be viewed with the understanding it may become a recurring expense, and thus part of the Company’s normal operations.

Initial Public Offering

In April 2023, Ispire closed on its initial public offering of 3,105,000 shares of common stock of the Company at a public offering price of $7.00 per share, which included the 405,000 shares issued pursuant to the full exercise by the underwriters of their over-allotment option. The common stock of the Company began trading on the NASDAQ Capital Market on April 4, 2023.

In Ispire initial public offering, Ispire raised net proceeds, after underwriting expenses and other offering expenses, of approximately $18.3 million.

Net proceeds from the initial public offering are being used for:

●	Approximately 35% to develop manufacturing operations in Southeast Asia and the United States;

●	Approximately 25% for research and development activities, which include efforts to develop new products and new vaping technology;

●	Approximately 20% for the marketing and promotion of the Company’s branded products; and

●	The balance of approximately 20% for general administration and working capital.

Outlook

Ispire is providing the following outlook for the cannabis and tobacco vaping products for the fiscal year of 2024, which ends on June 30, 2024. Revenue from cannabis and tobacco vaping products was $40.0 million and $75.6 Million respectively for the fiscal year 2023. Revenue for cannabis vaping products for the fiscal year 2024 is projected at somewhere between $80 million and $90 million, representing growth between 100% and 125% from fiscal year of 2023. Revenue for tobacco vaping products for the fiscal year of 2024 is projected at somewhere between $95 million and $105 million, representing growth between 25% and 40% from the fiscal year 2023.

Conference Call

The Company will conduct a conference call at 8:00 a.m. Eastern time on Tuesday, September 19, 2023, to discuss the results.

Ispire management will host the conference call, followed by a question-and-answer period.

Date: Tuesday, September 19, 2023

Time: 8:00 a.m. Eastern time

Toll-free dial-in number:

United States: 1-888-346-8982

Mainland China: 4001-201203

Hong Kong: 800-905945

International: 1-412-902-4272

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=3huXMPJI

Please call the conference call dial-in 5-10 minutes prior to the start time, and ask for the “Ispire Technology Call.” An operator will register your name and organization.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license from a related party more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the United States, People’s Republic of China, and Russia) primarily through its distribution network. Ispire’s cannabis products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire currently sells its cannabis vaping hardware only in the United States, and it recently commenced marketing activities in Canada and Europe, primarily in the European Union.

Please visit www.ispiretechnology.com and follow us on Facebook, Twitter, Instagram, Linkedin, Pinterest, and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release and the conference call described in this press release contains and will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: the Company’s ability to collect its accounts receivables in a timely manner, the Company’s business strategies, the ability of the Company to market to the Ispire ONETM, Ispire ONETM’s success if meeting its goals, the ability of its customers to derive the anticipated benefits of the Ispire ONETM and the success of their products on the markets; the Ispire ONETM proving to be safe, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Special Note Regarding Forward-Looking Statements” and the additional risk described in Ispire’s prospectus dated April 3, 2023 filed pursuant to Rule 424(b)(1) under Securities Act (File Number: 333-269470) and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and the Form 8-K filed on September 15, 2023. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the press release relate only to events or information as of the date on which the statements are made in the press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Investor Relations Contact:

Sherry Zheng/ David Tian

718.213.7386/ 732.208.4091

ir@ispiretechnology.com

ISPIRE TECHNOLOGY INC.

CONSOLIDATED BALANCE SHEETS

	June 30,
	2022	2023
Assets
Current assets:
Cash and cash equivalents	$74,480,651	$40,300,573
Accounts receivable, net	8,260,574	24,526,262
Inventories, net	14,580,557	7,472,108
Prepaid expenses and other current assets	192,499	3,378,617
Due from related parties	1,934,855	-
Held-to-maturity investment	-	9,133,707
Total current assets	99,449,136	84,811,267
Other assets:
Property, plant and equipment, net	114,025	1,088,131
Rental deposit	876,100	732,334
Right-of-use assets – operating leases	295,804	4,061,617
Total other assets	1,285,929	5,882,082
Total assets	$100,735,065	$90,693,349
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$290,541	$1,274,391
Accounts payable – related party	41,982,373	51,698,588
Contract liabilities	1,672,051	988,556
Dividends payable	3,362,639	-
Accrued liabilities and other payables	159,296	281,361
Due to related parties	40,672,768	710,910
Income tax payable - current	481,113	63,853
Operating lease liabilities – current portion	347,541	944,525
Total current liabilities	88,968,322	55,962,184

Other liabilities:
Operating lease liabilities – net of current portion	-	3,356,232
Total liabilities	$88,968,322	$59,318,416
Stockholders’ equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 50,000,000 and 54,222,420 shares issued and outstanding as of June 30, 2022 and June 30, 2023	5,000	5,422
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued at June 30, 2022 and 2023	-	-
Additional paid-in capital	-	25,685,475
Accumulated other comprehensive loss	(184,664)	(163,768)
Retained earnings	11,946,407	5,847,804
Total stockholders’ equity	11,766,743	31,374,933
Total liabilities and stockholders’ equity	$100,735,065	$90,693,349

ISPIRE TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years ended June 30,
	2022	2023
Revenue	$88,095,418	$115,605,536
Cost of revenue	74,789,378	94,529,769
Gross profit	13,306,040	21,075,767
Operating expenses:
Sales and marketing expenses	5,503,630	4,714,923
General and administrative expenses	8,791,081	20,929,978
Total operating expenses	14,294,711	25,644,901
Loss from operations	(988,671)	(4,569,134)
Other income (expense):
Interest income	5,078	195,209
Exchange gain(loss), net	58,143	(324,225)
Other income(expense), net	122,394	(155,150)
Total other income(expense), net	185,615	(284,166)
Loss before income taxes	(803,056)	(4,853,300)
Income taxes - current	(1,071,097)	(1,245,303)
Net loss	$(1,874,153)	$(6,098,603)
Other comprehensive loss
Foreign currency translation adjustments	(117,085)	20,896
Comprehensive loss	(1,991,238)	(6,077,707)
Net loss per share
Basic and diluted	$(0.04)	$(0.12)
Weighted average shares outstanding:
Basic and diluted	50,000,000	50,725,814

ISPIRE TECHNOLOGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended June 30,
	2022	2023
Cash flows from operating activities:
Net loss:	$(1,874,153)	$(6,098,603)
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation and amortization	10,402	46,662
Depreciation of right-of-use assets	135,141	1,061,442
Accounts receivable impairment	-	3,332,825
Changes in operating assets and liabilities:
Accounts receivable	(3,950,508)	(19,579,339)
Inventories	(11,525,561)	7,108,449
Prepaid expenses and other current assets	29,007	(3,088,466)
Accounts payable	8,875,590	10,574,989
Contract liabilities	543,890	(690,637)
Accrued liabilities and other payables	(282,487)	168,179
Income tax payable	481,113	(417,260)
Net cash used in operating activities	$(7,557,566)	$(7,581,759)

Cash flows from investing activities:
Purchase of property, plant and equipment	(121,516)	(1,020,768)
Purchase of short term investment	-	(9,133,707)
Net cash used in investing activities	$(121,516)	$(10,154,475)

Cash flows from financing activities:
Net proceeds from initial public offering	-	21,735,000
Payment of initial public offering costs	-	(3,475,171)
Proceeds from private placement	-	7,969,221
Payment of private placement costs	-	(543,153)
Payment of dividends of subsidiary	(469,633)	(3,362,639)
Repayment to related parties	(2,498,689)	(37,893,063)
Principal portion of lease payment	(120,942)	(874,039)
Net cash used in financing activities	$(3,089,264)	$(16,443,844)

Net decrease in cash and cash equivalents	(10,768,346)	(34,180,078)
Cash and cash equivalents – beginning of year	85,248,997	74,480,651
Cash and cash equivalents – end of year	$74,480,651	$40,300,573

Supplemental disclosure of cash flow information:
Cash (refund) paid for income taxes	$(69,647)	$1,663,240
Cash paid for interest	$-	$-